Exhibit 99.1

COMSovereign Announces Departures of Dan Hodges, Chairman and CEO and
John Howell, Director and President as Part of its Ongoing Corporate Transition

- David Knight, a Successful Technology and Operations Executive Appointed as Interim CEO to Lead the
Corporate Transition -

DALLAS, TX – September 7, 2022 – COMSovereign Holding Corp. (NASDAQ: COMS) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions today announced that the Board of Directors of COMSovereign has accepted the resignation of co-founder, Chairman and CEO Daniel Hodges, effective September 1, 2022. The Board has also concurrently accepted the resignation of co-founder, President and Board member John Howell, effective on September 1, 2022.

The Board has been reviewing CEO candidates and has appointed David Knight as interim CEO until a formal selection is made.

David Knight, a seasoned and successful technology and operations executive, has been appointed by the Board to replace Dan Hodges. Mr. Knight has been advising COMSovereign over the past several months. David has led turnarounds and transformations of multiple technology and services companies. He previously served as CEO of Dispersive Holdings, a cybersecurity company based in Atlanta, GA and was CEO of Federos (acquired by Oracle). Earlier, Mr. Knight held senior management positions at Motorola, SEI and at Micromuse where he was responsible for the acquisition and integration of over $200 million in subsidiaries and partnerships prior to the firm’s purchase by IBM. He holds a master’s degree in management from Northwestern’s Kellogg School and a Bachelor of Science in Accounting from Valparaiso University.

COMSovereign’s Board of Directors issued the following statement, “We thank Dan and John for their work in creating COMSovereign and its compelling vision of an American-made wireless technology company built on significant intellectual property, critical enabling technologies, and unique core capabilities. The impacts of COVID, supply chain disruptions and chip shortages have created substantial challenges in achieving the Company’s goals and creating shareholder value so we must refocus the business under new leadership so it can deliver on its potential. Through the work of David Knight and our highly engaged Board of Directors, we are committed to moving the Company forward into a new phase, returning the business to the basics of customer engagement, increasing revenues and profitability so it can deliver benefit to all COMSovereign stakeholders.”

In connection with the management changes underway within the Company, the Board has accepted the proposed recommendation for the establishment of a Transition team. This Transition team will be working with management and under the direction of David Knight to refocus the business on its core strength in 4G and 5G wireless connectivity solutions. The team continues to drastically reduce overhead costs and seeks to divest non-core assets while reshaping sales efforts and making production improvements.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) offers a portfolio of advanced communications technology for connectivity across private and public networks. Through its core strategic acquisitions and internal research and development efforts, COMSovereign has built a U.S.-based communications solution provider to deliver 4G LTE Advanced and 5G-NR telecom solutions to network operators, enterprises, and governments. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, supply chain disruptions and chip shortages, the ability of Management and Board to reduce overhead, divest non-core assets, improve production, and file all required financial statements including its quarterly financial reports on SEC Form 10-Q. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations for COMSovereign Holding Corp.:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net